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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 22, 2004 relating to the consolidated financial statements and consolidated financial statement schedule, which appears in Evolving Systems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
January 31, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM